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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59244) pertaining to the Security Banc Corporation 401(k) Profit Sharing Savings Plan, the Registration Statement (Form S-8 No. 33-80761) pertaining to the Security Banc Corporation 1995 Stock Option Plan, and the Registration Statement (Form S-8 No. 333-61877) pertaining to the Security Banc Corporation 1998 Stock Option Plan of our report dated January 11, 2000, with respect to the consolidated financial statements of Security Banc Corporation incorporated by reference in their Annual Report (Form 10-K) for the year ended December 31, 1999.


/s/ Ernst & Young LLP


Columbus, Ohio
March 22, 2000